                                                                   Exhibit 10.12

                             TAG ENTERTAINMENT, INC.

              Distribution Agreement- Worldwide- Home Entertainment

     This Agreement ("Agreement") is made and entered into as of __ day of
_______ 200_, between _______________, Limited Partnership (the "Owner") and TAG
Entertainment, Inc. (the "Licensee") and the parties agree as follows:

     1. Picture Involved: The program, which is the subject of this Agreement, is the feature length theatrical film entitled "_____________" (the "Picture").

     2. Rights Granted:

     2.1 The media for which rights are granted to Licensee under this agreement are all audio/visual methods, devices, instruments and systems, now known or subsequently discovered or devised, intended primarily for private viewing, including but not limited to video cassettes, video discs, laser discs, digital versatile discs (DVD), CD-ROM, or other devices, whether now known or hereafter discovered or devised, on which is recorded a program which can be exhibited visually, with or without sound, through a television-type playback system or device, computer and digital drive. in-home wireless playback, or any means of display or transmission now known or hereafter developed ("Video Device(s)").
The licensed uses expressly and specifically exclude closed-circuit exhibition and "pay-per-view" exhibition (as those terms are understood in the television industry), sound recordings (e.g., phono records and audio cassettes), 16mm and
35mm film, and institutional use, including but not limited to any exhibition in public or common areas (except for any in-store or point-of-sale exhibition or exhibition in connection with Licensee's advertising, testing and demonstrating activities, as more fully set forth in Paragraph 2.5 below).

     2.2 Owner grants to Licensee the exclusive right under copyright to manufacture and have manufactured Video Devices containing the Picture; to sell, lease, license, sublicense, rent, distribute, advertise, publicize, otherwise market, exhibit and exploit by any means and under any trade names, trademarks and labels on a sale or rental basis or to refrain from any such activities, such Video Devices of the Picture under Owner's title (or a translation of it)
in each country of the Licensed Area, and to license, sublicense, and otherwise authorize others to do so. During the Term or any extension and Sell-Off Period
(as defined below in Paragraph 4.4), Owner agrees not to grant any right, title or interest in the Picture to any person, firm or corporation other than
Licensee for use on or in connection with Video Devices in the Licensed Area.

     2.3 Licensee or its licensees shall reproduce and incorporate the Picture onto a Video Device in its entirety in the form delivered by Owner to Licensee.
Licensee shall not cut, change, alter, omit or edit in any manner whatsoever the title of the Picture, or the credits, or other materials contained in it, without the prior written

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approval of Owner; provided, however, that Licensee shall be entitled in its discretion to add sub-titles and make translations of dialogue and written materials used in connection with the Picture in connection with its exploitation in various countries within the Licensed Area, provided, however, if Owner has or obtains access to such materials it shall supply the same to
Licensee at no cost or expense to Licensee. Licensee shall have the right to incorporate onto the Video Devices preceding and/or following the main and end titles of the Picture, Licensee's name, trademark and logos, or any of them, and
Licensee's standard "opening" and "closing" sequences, which shall consist of an introductory visual "logo," with or without music, and any legal notices or other necessary information. Notwithstanding the foregoing, Licensee shall have the right in its discretion to make any and all changes and modifications in the
Picture which Licensee shall determine to be necessary or desirable by reason of rulings, regulations or requirements of censorship or other legally constituted governmental or other authorities. Owner shall cooperate with Licensee to clear customs and censorship or equivalent authorities in each country of the Licensed
Area.

     2.4 Subject to Paragraph 2.5, the rights granted to Licensee here do not include the right to authorize the use of such Video Devices for viewing in any place where an admission fee is charged, or for viewing over any television broadcast or cable system, whether free or pay, or for theatrical exhibition.
All rights not expressly granted to Licensee under this agreement are reserved to Owner.

     2.5 Licensee shall have sole, full and complete discretion concerning the manufacture, distribution, marketing and other exploitation of all Video Devices containing the Picture. Owner agrees that the good faith judgment of Licensee and its sub distributors in regard to any matter affecting the manufacture, distribution or marketing of Video Devices containing the Picture (including, but not limited to, a determination of the quantity, if any, of Video Devices to be manufactured with respect to the Picture) shall be binding and conclusive upon Owner. Licensee shall also have the right to use the Picture or portions of it, for the purposes of advertising, publicizing and otherwise promoting, testing and demonstrating Video Devices containing the Picture and the Video
Device playback systems or devices, and to broadcast excerpts for such purposes in any media or authorize others to do the same.

     2.6 To the extent of Owner's rights as described in the materials delivered to Licensee pursuant to Paragraph 5.2(iv), Licensee shall have the right without any liability to any person, to use and to authorize others to use the title of the Picture; the names (including any professional names or sobriquets), likenesses (including pictures, portraits, and caricatures), and biographical material of the performers, producers, directors, writers and other contributors to the Picture, promotional material and artwork used in connection with the
Picture as well as sets, designs, wardrobes and events, and the story line (if any) of the Picture (provided that the story line must be in synopsis form, and may not be offered for sale), in the

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distribution, advertising, publicity and promotion of any Video Device containing the Picture.

     2.7 Under no circumstances shall Licensee be liable or responsible for any breach of contract on the part of any of its customers, nor for any exhibition not authorized by Licensee, or use of any of the Video Devices by any third party; provided, however, that Licensee will cooperate with Owner to the extent practicable in combating any such uses.

     2.8 Licensee shall have the right to incorporate onto the Video Devices preceding and/or following the main and end titles of the Picture, Licensee's or any of Licensee's sublicensees', affiliates' and affiliated licensees' names, trademarks and logos, or any of them, trailers of other films distributed by
Licensee and Licensee's standard "opening" and "closing" sequences, including an introductory visual "logo," with or without music, and any legal notices or other necessary information as Licensee may determine. Licensee shall cause to be stamped or imprinted on the Video Devices of the Picture, or their packaging, a copyright notice in the form prescribed by Owner. Licensee shall not at any time delete, nor authorize the deletion of, the copyright notice which appears on the Picture when delivered to Licensee and Licensee is prohibited from releasing any Video Device containing the Picture without such copyright notice so affixed.

     2.9 Licensee shall have the right to include more than one Picture whether acquired under this agreement or otherwise on any Video Device.

     2.10 INTENTIONALLY DELETED

     3. Licensed Area: The Licensed Area for which rights are granted under this agreement is the Universe.

     4. Term of Rights:

     4.1 The Term with respect to Video Devices of the Picture shall mean the period commencing on the date here and expiring on the date Twenty (20) years from Delivery as described in Paragraph 5 (the "Term").

     4.2 At any time during the last six-month period prior to the end of the
Term of this Agreement, Owner agrees to present to Licensee in writing an offer of terms (the "Offer") pursuant to which the rights granted under this Agreement may be extended for an additional Term. Thereafter, the parties agree to negotiate in good faith a written agreement for the extension of these rights.
In the event that the parties cannot within sixty (60) days after the receipt by
Licensee of the Offer, reach a mutually satisfactory agreement, Owner shall be free thereafter to make offers to and/or receive offers from other parties with respect to the rights granted under this agreement, and to enter into agreements with respect to it; provided that, with

                                        3

respect to the Picture covered by this Agreement, Owner shall notify Licensee in writing of the terms of any bona fide offer which Owner may desire to make or accept from a third party with respect to the rights of the Picture. Within ten
(10) days after Licensee's receipt of any such notice, Licensee shall advise
Owner, in writing, of Licensee's election to make an agreement with respect to such rights on the terms set forth in such notice and the parties shall proceed as promptly as possible to conclude a written agreement on terms substantially the same as those set forth in such notice.

     4.3 Licensee shall have the right for six (6) months following the end of the Term or any extensions of it (the "Sell-Off Period") to offer for sale and sell, lease, license, rent, distribute, advertise, and otherwise market any
Video Device previously manufactured pursuant to the rights granted here.
Notwithstanding termination of rights under this agreement, Licensee shall have the right to receive the proceeds from all such sales made during the Sell-Off
Period and to apply and account for such proceeds as subsequently provided.
Licensee shall not authorize or cause the manufacture of Video Devices containing the Picture following the end of the Term. At the end of the Sell-Off
Period, Licensee shall, at Owner's election:

          (i) Destroy any remaining inventory of Video Devices made in accordance with the rights granted under this agreement, and furnish to
     Owner an appropriate certification of destruction evidencing same; or

          (ii) Sell to Owner the entire inventory then in Licensee's possession of such Video Devices, at Licensee's prevailing average closeout price for similar programs.

     5. Delivery of Materials:

     5.1 Within ten (10) days following the execution of this agreement or the availability to Owner of the materials herein described; whichever comes last;
Owner shall deliver at Owner's expense the materials described in Paragraph 5.2 to a laboratory of Licensee's choice and coincidentally deliver the materials described in Paragraph 5.2(i) through (vi) to Licensee's office at 4130 Cahuenga
Boulevard, 2nd Floor, Universal City, CA 91602 (the "Materials"). Licensee shall review the Materials after delivery. If Licensee should determine that any delivered tape of the Picture is not technically suitable for its purposes under this agreement, then Licensee shall have the right to require Owner to cause a new first- class tape to be made and delivered to Licensee, such tape to be suitable for mastering Video Devices that meet the technical standards of
Licensee, and Owner shall pay the cost of striking such tape, including any required preprint material.

     5.2 Owner shall deliver to Licensee, in accordance with directions from and in consultation with Licensee, access to the original one-inch (1") or Digi-Beta or D-3 (as the case may be) videotape edited master, and a separate stereo soundtrack of

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the Picture, from which Licensee shall cause to be transferred a master videotape for its use in manufacturing Video Devices under this agreement. All tapes provided to Licensee shall be color-balanced composite tapes, free from scratches, fully edited and assembled, main and end titled with the stereo soundtrack recorded on it in synchronization with the photographic action and with such proper color and shading intensity as is customarily required for network television exhibition. The separate soundtrack shall be unused, splice free, and in technically perfect synchronization with the photographic action.
If originally recorded in the English language, Owner shall deliver to Licensee as many dubbed and/or subtitled foreign language versions as Licensee may request and as Owner may have available. If in Licensee's discretion it determines that Materials are incomplete or unacceptable, Licensee shall notify
Owner of any defect(s) in Materials. In the event that Owner fails to cure such defective Materials within ten (10) days following such notice, Licensee may supply for itself any such Materials and treat the costs as Advances. Delivery of Materials shall be deemed complete when Licensee has approved all of the
Materials by written notice to Owner. The date of such notice shall constitute the date of Delivery for all purposes here ("Delivery"). Licensee shall retain such Materials until the end of the Term, at which time they shall be returned to Owner.

          (i) Upon request by Licensee. Owner shall provide Licensee with one copy of the synchronization licenses permitting the reproduction on Video
     Devices of each musical composition embodied in the Picture, one copy of the customary music cue sheet for the Picture and one copy of all relevant contracts and agreements including but not limited to master recording licenses. All licenses shall be and remain in full force and effect, and shall permit the reproduction and distribution of each such musical composition on Video Devices throughout the Licensed Area during the Term.
     Delivery of such synchronization licenses and master recording licenses to
     Licensee shall not relieve Owner of its warranties made in Paragraph 9 of the Agreement and shall not in any way affect Licensee's rights under this agreement in the event of a breach of such warranties evidencing Owner's ownership and rights in and to the Picture.

          (ii) Owner shall provide Licensee with a list specifying Owner's contractual requirements to give advertising or other credits to persons who rendered services or furnished materials for the Picture and a list of any restrictions of the type referred to in Paragraph 2.6 here, and
     Licensee agrees to comply.

          (iii) If and when requested by Licensee, Owner shall make available, for copying and use by Licensee, such stills, domestic and foreign advertising materials, and manuals and other materials concerning the
     Picture including but not limited to a list of the cast and the roles they portrayed, a dialogue continuity script, pressbook, synopsis of story, original color artwork and black and white stills that Owner may have in its possession or to which it has access and that Licensee desires to use for or in connection with the exploitation of the rights granted Licensee under this agreement.

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          (iv) Title to all tapes and other elements made available by Owner to
     Licensee under this agreement shall be and remain vested in Owner, subject to the rights of Licensee to use the same in producing masters, and other reproduction materials and all intermediate materials and Video Devices under this agreement. Title to other material delivered by Owner shall similarly be and remain vested in Owner, subject to the right of Licensee to make use of such material for such reproduction and other purposes as are permitted by this Agreement; provided, however, that all such printed material processed by Licensee shall bear a copyright notice in the name of
     Owner or such other copyright proprietor as shall be designated by Owner.
     Licensee shall not be liable for any loss resulting to Owner from destruction or other loss of such elements and tapes, masters, stamping and other reproduction materials and all intermediate materials containing the
     Picture unless such loss results from negligence on the part of Licensee.
     Licensee shall determine in its sole discretion, from time to time, which laboratory it desires to perform any laboratory services for it in connection with the Picture.

          (v) Owner shall provide Licensee with detailed information as to the copyright proprietor of the Picture, the precise copyright notice to be affixed to all Video Devices and packaging, an accurate running time of the
     Picture and a copy of the copyright registration certificate for the
     Picture.

          (vi) Owner shall provide Licensee with a copy of the Errors and
     Omissions Certificate of Insurance.

     6. Advances:

     INTENTIONALLY DELETED

     7. Gross Receipts/Royalties:

     7.1 The term "Gross Receipts" shall mean all monies actually received by
Licensee or "Affiliated Entity(ies)" (as subsequently defined) from Video
Devices containing the Picture sold and not returned and all monies actually received by Licensee or Affiliated Entity(ies) from the lease, license or rental of Video Devices containing the Picture within the Licensed Area, exclusive of
Advances; provided, however, that in computing Royalties Earned there shall first be deducted from Gross Receipts shipping charges, insurance costs, mastering costs, a container charge of twenty percent (20%) and all "taxes"
which term shall mean all sums required to be paid by Licensee or Affiliated
Entities as taxes and like charges imposed, assessed or levied by any government or duly constituted taxing authority based upon or relating to the monies derived on account of or from the sale, lease, license or rental of Video
Devices, including but not limited to sales taxes, use taxes, value added taxes
(VAT) and other similar taxes, but not income or profit taxes.

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          (i) As used here, the term "Royalties Earned" (sometimes referred to as "Royalty(ies)") shall mean, with respect to Video Devices manufactured and distributed by Licensee, twenty five percent (25%) of Licensee's Gross
     Receipts.

          (ii) If Video Devices are distributed pursuant to a sublicensing agreement with an Affiliated Entity (as subsequently defined), then
     Royalties Earned shall mean twenty five percent (25%) of the Affiliated
     Entity's Gross Receipts from such sublicensed distribution.

          (iii) If Video Devices are manufactured and distributed pursuant to a sublicensing agreement between Licensee and a party other than an
     Affiliated Entity, Royalties Earned shall mean seventy percent (75%) of
     Licensee's Gross Receipts from such sublicensed distribution, exclusive of manufacturing charges and out-of-pocket expenses incurred in connection with the granting of such rights.

          (iv) "Affiliated Entity(ies)" as used here shall mean an entity in which Licensee has at least a fifty percent (50%) interest.

     7.2 In the event that Licensee itself markets Video Devices containing the
Picture by a direct-to-consumer mail sales operation, then notwithstanding anything to the contrary contained in Paragraph 7.1 above, Royalties from Video
Devices sold in such direct mail operation shall mean an amount equal to the number of Video Devices containing the Picture sold in such direct mail operation and not returned or exchanged, multiplied by the "average wholesale royalty" of Video Devices containing that Picture. The "average wholesale royalty" shall be derived by dividing Royalties accrued during the accounting period in question from the sale of Video Devices by Licensee other than to or through a direct mail operation, by the total number of Video Devices containing such Picture sold by Licensee, other than through a direct mail operation, and not returned or exchanged during the accounting period. If there are no sales during the accounting period in question, the most recent accounting period in which there were sales will be used.

     7.3 If one or more Video Devices packaged together for marketing as a single unit contain(s) the Picture and any other programming, the amount of
Gross Receipts accrued to Owner's account under this agreement with respect to the Picture shall be the amount of Gross Receipts derived from such Video
Device, multiplied by a fraction, the numerator of which is the amount of time represented by the Picture and the denominator of which is the total amount of time recorded on such Video Device.

     7.4 No Royalties will be payable on Video Devices containing the Picture(s)
furnished without charge for promotional purposes or as a sales inducement or otherwise to distributors, sub distributors, dealers, reviewers and others. All royalty-

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free Video Devices containing the Picture(s) distributed for promotional purposes shall be stamped or marked with a legend to the effect that such Video
Devices are for promotional purposes only and are "not for sale." No Royalties will be payable on Video Devices sold after deletion from Licensee's catalog at a price fifty percent (50%) or more below the otherwise regular price to distributors (i.e., "close-out sales").

     7.5 Owner acknowledges that the amount of Gross Receipts which may be realized from the distribution of Video Devices containing the Picture is speculative and that Licensee makes no representation or warranty with respect to the amount of any Gross Receipts which may be derived from it.

     8. Accounting and Reports by Licensee:

     8.1 Licensee shall maintain complete books and records with respect to all
Video Devices sold, leased, licensed or rented under this agreement. Licensee will render to Owner, on a calendar semi-annual basis commencing with the period during which the first revenues are received by Licensee under this agreement, a true and correct detailed written statement of Royalties Earned with respect to the Video Devices containing the Picture. Such statement shall be accompanied by remittance of such amount shown to be due. Licensee may withhold from amounts otherwise due reasonable reserves against anticipated returns. No monies paid to
Licensee and subsequently refunded or credited shall be included in Gross
Receipts or, if included, the amount shall be deducted from subsequent Gross
Receipts. Each statement shall be rendered within ninety (90) days following the end of each semiannual period. Any statement submitted by Licensee under this agreement shall conclusively be deemed true and correct and binding upon Owner unless Owner submits to Licensee in writing, within twelve (12) months after such statement shall have been submitted to Owner, specific objections to the submitted statement.

     8.2 Owner shall have the right to examine the books and records of Licensee to the extent they pertain to Video Devices containing the Picture for the purpose of determining the accuracy of statements rendered by Licensee under this agreement. Owner's certified public accountant may, at Owner's expense, upon at least thirty (30) days' notice, examine Licensee's books and records as provided in this paragraph only. Owner shall not be entitled to examine any books or records of Licensee which do not specifically relate to the distribution and exploitation of the Picture. If Owner's examination has not been completed within thirty (30) days from the time Owner begins it, Licensee may require Owner to terminate it at any time upon five (5) days' notice to
Owner. Licensee shall not be required to permit Owner to continue the examination after the end of that five (5) day period. Owner's

                                        8

accountant's report must be completed and a claim made to Licensee within thirty
(30) days from the date the examination ends.

     8.3 Each statement and the accompanying remittance will be made on a collection basis in Universal City, California, in U.S. currency. If any foreign receipts are frozen or unremittable, such receipts shall be transferred to or retained in Licensee's account in such foreign country, and Licensee shall notify Owner to such effect. Upon Owner's written request and upon condition that the same shall be permitted by the authorities of such foreign country,
Licensee shall transfer to Owner, in such foreign country and in the currency thereof, at Licensee's cost and expense, such part of such foreign receipts to which Owner would be entitled under this agreement if the funds were transmitted and paid in the United States in accordance with the terms here. Such notice and transfer shall discharge Licensee of its obligation to remit the part of such foreign receipts as described in Paragraph 7.1. Licensee shall not be liable in any way for any losses caused by fluctuation in the rate of exchange or because of any failure to convert or remit any particular funds to the United States at any particular time or at a more favorable cost or rate of exchange than the cost or rate of exchange at which such conversion and remittance was accomplished, it being agreed that Owner shall be bound by whatever arrangements
Licensee may make for the conversion and remittance of foreign funds and by whatever cost or rate of exchange is incurred or used for such conversion and remittance. If the laws of any jurisdiction require that taxes on such remittance be withheld at the source, then remittance under this agreement to
Owner shall be reduced accordingly.

     9. Representations and Warranties By Owner: Owner warrants, represents, and agrees that:

     9.1 Owner is a limited partnership validly existing in good standing under the laws of the state in which it was formed. Owner has the full right, power, legal capacity and authority to enter into this Agreement, to carry out the terms here and to grant to Licensee the rights, licenses and privileges granted to it.

     9.2 With respect to the Licensed Area, Owner has no distribution contract or other agreement with any other person or entity with respect to Video Devices of the Picture which might conflict or interfere with any of the provisions of this Agreement or the enjoyment by Licensee of any rights granted to it under this agreement.

     9.3 Owner has secured and will maintain all rights throughout the Licensed
Area and during the Term and Sell-Off Period to enable Licensee to exercise and enjoy its rights under this agreement without Licensee incurring obligations or liability to anyone, and Owner has (or third parties have) paid all the production costs of the Picture, and has or will pay promptly, when due and payable, all taxes, fees and charges incurred by Owner on the tapes, negatives, and positive prints, and other materials of the Picture; all costs, salaries, fees, scale and similar and dissimilar

                                        9

compensation to all applicable performers, artists, writers and other talent including payments for the use of music contained in the Picture; and all fees and charges required to be paid by union or guild agreements, contractual obligations or otherwise, including, but not limited to, payments by reason of use of the Picture on Video Devices. Notwithstanding the above, any and all sums that Licensee is required to pay to enjoy the exploitation of its rights in the
Picture, which Licensee makes that are or may become due by Owner by virtue of the exploitation including residuals, Royalties, rights' clearances or license fees shall constitute recoupable Advances.

     9.4 There are no claims, actions, suits, proceedings or investigations pending or, to Owner's knowledge, threatened against or affecting the Picture, at law or in equity, or before any federal, state, county, municipal or other governmental instrumentality or authority, domestic or foreign, and no arbitration proceedings are pending or to Owner's knowledge threatened against or affecting the Picture and there is no legal or equitable basis on which the exercise by Licensee of the rights granted under this agreement or the exercise of similar rights by Owner or others with respect to the Picture may be enjoined or otherwise impeded.

     9.5 Neither the Picture, nor the titles thereof as submitted by Owner, nor anything contained in the Picture, including, but not limited to, any sound or the music synchronized therewith, or the distribution and exploitation thereof of Video Devices in the Licensed Area, nor the exercise by Licensee of any of the rights granted it under this agreement, does or will violate or infringe upon the trademark, trade name, copyright, literary, dramatic, musical, artistic, personal, private, civil or property right or rights of privacy or any other right of any person or entity.

     9.6 The lists and other materials delivered to Licensee under this
Agreement will be complete and accurate and Licensee will incur no liabilities to any third parties arising out of its compliance under this agreement with such lists and the use of such materials as authorized under this agreement.

     9.7 Owner will secure and maintain in full force and effect during the Term and sell-off period, a standard producer's liability (errors and omissions)
insurance policy issued by a reputable company with coverage of at least
$1,000,000.00 per occurrence/ $3,000,000.00 cumulative, with respect to the
Picture. The policy shall include a provision naming Licensee as an additional insured.

     9.8 Owner's warranties, representations, and agreements here are true and complete as of the date of this Agreement, shall remain so throughout the Term of this Agreement and shall survive the expiration of the Term of this
Agreement.

     10. Representations and Warranties By Licensee: Licensee warrants and represents that it is a corporation duly formed and validly existing in good standing

                                       10

under the laws of the state of California and has the full right, power, legal capacity and authority to enter into this agreement and to carry out the terms of it.

     11. Indemnification: Owner will, at its own expense, indemnify, save and hold harmless Licensee, and its respective successors, licensees, assigns, and employees, from and against any and all liability, loss, damage, cost and expense (including without limitation reasonable attorneys' fees) incurred or sustained by any such indemnitee by reason of or resulting from any breach, or alleged breach, or claim by a third party with respect to any of the warranties, representations or agreements made here by Owner, or from any reliance by any such indemnitee upon any such warranty, representation or agreement. Any liability, loss, damage, cost or expense resulting from any such breach or alleged breach may be recouped by Licensee from Royalties Earned under this agreement, but nothing contained here shall limit the liability of Owner if
Owner's Royalties Earned are not sufficient to satisfy any obligation under this agreement. In the event that any person shall make any claim or institute any suit or proceeding alleging any facts which, if true, would constitute a breach by Owner of any warranty, representation or agreement expressly made here,
Licensee shall give prompt written notice of same to Owner and Owner shall undertake at its own cost and expense the defense thereof and shall supply competent and experienced counsel to defend any such suit or proceeding. If
Owner shall fail to promptly appoint competent and experienced counsel, the indemnitees may engage their own counsel and the reasonable charges made in connection therewith shall be paid by Owner. The indemnitees may also engage their own counsel in connection with any such suit or proceeding and the cost thereof shall be paid by the indemnitees. If the indemnitees shall settle or compromise any such suit, claim or proceeding, the settlement amount shall be charged to Owner if, and only if, such settlement or compromise was made with
Owner's approval, which approval shall not be unreasonably withheld. In connection with any such suit, claim or proceeding, Licensee may exercise any and all offset and similar rights which it may have at law or in equity against
Owner. Without limiting the generality of the foregoing, Licensee shall have the right to withhold and reserve from any monies whatsoever payable to Owner under this agreement, sums reasonably sufficient to secure Licensee from and against
Owner's liabilities under this agreement.

     12. Assignability: This License Agreement shall not be assigned or transferred by any party without the prior written consent of the other, except that Licensee may assign this License Agreement as an entirety to any of its direct or indirect parent or wholly-owned subsidiaries, so long as such entity agrees in writing to fully perform all obligations of the assignor under this agreement. In the event of such an assignment, Licensee shall nevertheless continue to remain fully responsible to perform its obligations under this
License Agreement. Any attempted assignment in violation of this Paragraph shall be void and without effect.

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     13. Notices: Unless expressly provided otherwise in this Agreement, all notices, approvals, payments or accountings which Licensee is required to deliver to Owner shall be in writing and shall be personally delivered or telegraphed or mailed in the U.S. mail, postage prepaid, to Owner at: 15230
Ventura Boulevard, Suite #524, Sherman Oaks, CA 91403 or to such other address as Owner may designate, from time to time, in like manner. All notices, approvals, documents and other materials which Owner is required to deliver to
Licensee shall be in writing and shall be personally delivered or telegraphed or mailed in the U.S. mail, postage prepaid, to Licensee at: 4130 Cahuenga
Boulevard, 2nd Floor, Universal City, CA 91602 or to such other address as
Licensee may designate, from time to time, in like manner. Courtesy copies of all notices to Licensee shall also be sent to Licensee at the above address to the attention of the Vice President, Legal Affairs. Notices, payments, accountings, documents and other material mailed in the U.S. mail, postage prepaid, shall be deemed served two days after mailing. Telegraph materials shall be deemed served the date on which they are delivered to the telegraph office in the United States. Materials personally delivered shall be deemed served when received by the party to whom they are addressed.

     14. Remedies: Except as otherwise specifically provided for here, in the event Licensee is in default or in breach of any of the material provisions of this agreement, including but not limited to its representations or warranties here, and Licensee shall fail to cure such default or breach within thirty (30)
days after written notice of such breach or default by Owner, Owner shall be entitled to bring an action, suit or proceeding only at law for damages based upon such breach or default. Except as otherwise specifically provided for here, in the event that Owner is in default or in breach of any of the material provisions of this agreement, including but not limited to, a breach of any of
Owner's representation or warranties here, and Owner shall fail to cure such default or breach within thirty (30) days after Licensee's written notice of such breach or default, Licensee shall be entitled to bring an action, suit or proceeding at law for damages based upon such breach or default and/or to terminate this agreement.

     15. Relationship of Parties: This Agreement shall not create any relationship of partnership, joint venture, agency, fiduciary or employment between the parties and no such relationship exists between the parties with respect to the Picture. Without restriction, Licensee, or any subsidiary, affiliated or parent company of Licensee, may act as agent or distributor for, or own, produce and otherwise exploit, any other program competitive or similar to the Picture.

     16. Holding of Monies: Nothing contained here shall be deemed to mean that any monies due or payable to Owner under this agreement are held in trust by
Licensee for Owner, it being the intention that such is not the case and that
Licensee shall have the right to commingle any part or portion of Royalties
Earned which may be received by Licensee with any of Licensee's own monies,
Licensee

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being indebted to Owner only for the amounts to which Owner is entitled under this agreement.

     17. Force Majeure: If in the performance of their respective obligations
Owner or Licensee shall be prevented by reason of any event of Force Majeure, then during the existence of such event, Owner or Licensee, as the case may be, shall not be liable to the other for its failure to timely perform any such obligations under this agreement. "Force Majeure" as used here shall mean fire, flood, epidemic, earthquake, explosion, accident, labor dispute or strike, an
Act of God or public enemy, riot or civil disturbance, invasion, war (whether declared) or armed conflict, inability to obtain personnel or facilities, failure of common carriers, any municipal ordinance, any state or federal law, governmental order or regulation, order of any court of competent jurisdiction, restriction imposed by the Motion Picture Export Association of America, Inc. or
any other similar thing or occurrence not within the control of Owner or
Licensee, as the case may be. If such delay or interruption extends the Term in excess of six (6) months, Licensee may, at its option, terminate this agreement and shall be entitled at that time the return of any payments previously made by
Licensee to Owner to the extent such payments have not been recouped.

     18. Miscellaneous: No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar. This Agreement has been made in the State of
California and shall be interpreted and construed under and governed by the laws of the State of California. This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both of the parties. Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as may be expressly set forth here.
This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter here and supersedes any prior or contemporaneous agreements, oral or in writing. Nothing contained here shall be binding upon the parties until a copy of this Agreement has been executed by an officer of each party and has been delivered to the other party. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be one and the same instrument. Paragraph headings are inserted here for convenience only and do not constitute a part of this
Agreement. The key financial and other terms of this Agreement shall be confidential and shall not be disclosed by either party except to its staff and advisors; or for purposes of reporting to shareholders or a bona fide governmental agency requiring such information.

The parties hereto have executed the foregoing agreement as of the date and year first above written.

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TAG ENTERTAINMENT, INC.

("TAG")

By
   ----------------------------
   An authorized signer

                 LIMITED PARTNERSHIP
----------------

By
   ----------------------------
    An authorized signer

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